Exhibit 10.16

This is an English translation

Real Estate Lease Contract

This Contract (the “Contract”) is made and entered into by the parties below in Penglai City, Shandong Province, People’s Republic of China on August 22, 2006:

Party A: Penglai Nuokang Pharmceutical Co., Ltd.

Legal address: No.136 Nanguan Road, Penglai City

Party B: Shandong Penglai Pharmaceutical Plant

Legal address: No.136 Nanguan Road, Penglai City

In accordance with the applicable Chinese laws and regulations concerning real estate management, Party A and Party B, after friendly negotiations, hereby agree below with respect to the leasing of relevant land use right, houses and ancillary facilities by Party B to Party A:

Article 1 Scope and Purpose of Lease

Party B agrees to lease to Party A, and Party A agrees to lease from Party B by paying a consideration, the land use right of the land below (hereinafter referred to as the “Land”) and the use right of corresponding houses and ancillary facilities, which are owned by Party B, on and subject to the terms and conditions of this Contract.

Party B obtained the land use right of the Land by means of land grant on August 22, 2006. The expiry date of land use right is December 5, 2053. Party A agrees to be bound by the provisions of the state-owned land use right grant contract concluded between the relevant land administration in Penglai and Party B.

Location of land: Penglai Nuokang Pharmceutical Co., Ltd.

Area of land: 14,943.00m2 (the land area of injection workshop excluded)

Number of land use right certificate: PengGuoYong (2004) No. 0022

Purpose of land: industrial

Expiry date: December 5, 2053

Encumbrance: mortgaged for a loan of RMB 2.8 million offered to Party A by Penglai Branch, Agricultural Bank of China

The details of houses and ancillary facilities are given in the annex.

Party A shall only use the Land as well as the houses and ancillary facilities related thereto for production and operation activities within the scope of use as indicated in the land use right certificate of the Land and the ownership certificate of houses. A change in the use above shall be subject to the consent of the lessor, the amendment of this Contract and also to the approvals by relevant land administration and housing administration.

Article 2 Lease Period

1. The lease period shall be from the date when the lease relation is established between both parties until December 31, 2014. Upon expiry of the lease period, both parties may negotiate to extend the lease period. The then-current rent is to be agreed upon by both parties.

2. Party B may immediately terminate this Contract if:

1) Without Party B’s consent, Party A subleases or sublets land use right or houses to other person; or

2) Party A breaches the use of lease as agreed by both parties, or uses the Land for any illegal activity, thus damaging Party B’s interests or social public interests.

When Party B terminates this Contract because of any of the above circumstances, Party B shall provide Party A an appropriate time to deal with removal or other matters.

Article 3 Rent and Method of Payment

1. Party A shall pay rent to Party B. From the date when the lease relation is established between both parties to December 31, 2009, Party A shall pay to Party B an annual rent of RMB 1.8 million, including RMB 1.4 million for the lease of land use right and RMB 400,000 for lease of houses; from January 1, 2010 to December 31, 2014, Party A shall pay to Party B an annual rent of RMB 1.6 million, including RMB 1.3 million for lease of land use right and RMB 300,000 for lease of houses.

2. A rent of RMB 450,000 shall be paid at the end of each quarter of each year. From January 1, 2010, a rent of RMB 400,000 shall be paid at the end of each quarter.

Article 4 House Repairs and Significant Changes of House Property during Lease Period

1. The repairs of houses within the lease period shall be Party B’s responsibility. The expenses thus incurred shall be borne by Party A. Unless otherwise provided for herein and except as stipulated by the mandatory requirements of relevant policies and regulations, the necessary decorative construction of houses by Party A that involves the renovation of the principal structure shall be subject to the consent of Party B and a written Contract. But any change or addition not involving the modification of the principal structure of houses may be made by Party A without notifying Party B and obtaining Party B’s consent.

2. Where Party A needs to add factory building, workshop or other facility due to production and operation needs or the mandatory requirements of relevant policies and regulations, Party A shall negotiate with Party B. Party B shall assist Party A in handling relevant procedures. Both parties may separately agree upon the future disposal of newly added assets.

3. Within the lease period, Party A shall appropriately protect and use houses and ancillary facilities. If houses and ancillary facilities are damaged or lost, Party A shall bear the civil liability to Party B.

Article 5 Change of Lessor

1. Within the lease period, Party B shall not transfer the land use right of the Land or ownership of houses and ancillary facilities to a third party without Party A’s written consent.

2. In case Party B intends to transfer the land use right of the Land or ownership of houses and ancillary facilities, they shall only be transferred to Party A. But with Party A’s written consent, Party B may transfer the land use right of the Land or ownership of houses and ancillary facilities to a third party.

3. Party B shall not create encumbrances on real estate, such as guarantee and mortgage without the prior written consent of Party A.

Article 6 Representations and Warranties

1. Party B hereby represents and warrants to Party A that Party B is a company, enterprise or other entity duly organized and registered and validly existing under the laws of the People’s Republic of China and has the full power and authority (legal, corporate or otherwise) to:

1) as the only legal holder of the land use right of the Land, ownership of houses and ancillary facilities, lease the Land, houses and ancillary facilities to Party A on a compensated basis pursuant to the provisions of this Contract; and

2) execute and perform this Contract.

2. If Party B fails to company with any of its warranties above, Party A is entitled to, at any time, terminate this Contract and recover all economic losses incurred by it from Party B.

3. Party A hereby undertakes and warrants to Party B that:

1) Party A is a limited liability company duly organized and registered and validly existing under the laws of the People’s Republic of China and has the full power and authority to execute and perform this Contract;

2) Party A will make reasonable use of the leased land, houses and ancillary facilities pursuant to the provisions of this Contract and in accordance with other laws and regulations; and

3) Party A will pay the rent on time.

Article 7 Termination

This Contract will be terminated if any of the following circumstances occurs:

1. Any circumstance as set forth in Paragraph 2 under Article 2 above occurs;

2. Both parties agree to terminate this Contract after negotiations and reach a written Contract;

3. The lease period expires and neither party wishes to renew the lease;

4. Within the lease period, if either party unilaterally terminates the cooperation under this Contract, it shall pay to the other party liquidated damages equal to the multiple of the number of unperformed years under this Contract and RMB one million;

5. An event of force majeure occurs; or

6. Any other circumstance as stipulated by laws and regulations that serves as the basis for the termination of this Contract.

Article 8 Force Majeure

Should either party be prevented from performing this Contract owing to any event of force majeure that is unforeseeable, whose happening and consequences are unpreventable or unavoidable, including, but not limited to, natural disaster, war, government act or incident, the prevented party shall without undue delay notify the other party of the occurrence of such event so that the other party recognizes such event, and within 15 days thereafter, provide the details of such event, the relevant documentary evidence issued by a local notary office and the reasons explaining why it is unable to perform all or any portion of this Contract or needs to delay the performance of this Contract. Both parties shall negotiate whether or not to terminate this Contract, or to exempt any obligation under this Contract or to delay the performance of this Contract depending on the effect of such event upon the performance of this Contract.

Article 9 Defaulting Liability

Where either party fails to perform any of its obligations under this Contract, it shall be deemed committing a default. The defaulting party shall remedy its default within 5 days of receiving a notice from the other party requiring the default to be remedied. Otherwise, the defaulting party shall be liable for all the direct and foreseeable losses thus incurred by the other party.

Article 10 Applicable Law and Dispute Resolution

1. The execution, validity, interpretation and performance of and dispute resolution in connection with this Contract shall be governed by the laws of the People’s Republic of China. Any dispute as may arise in connection with this Contract, if not resolved through friendly negotiations, shall be resolved by bringing a lawsuit to the People’s court of competent jurisdiction.

2. It is agreed by both parties that any dispute arising from or out of the performance of or in connection with this Contract shall be resolved by both parties through friendly negotiations and in the event that no resolution can be reached, either party may submit such dispute to the People’s court of competent jurisdiction for a ruling pursuant to the provisions of this Contract.

3. Should any provision of this Contract be held invalid under any applicable Chinese law, such invalid provision shall not affect the continuing validity and enforceability of the remaining provisions of this Contract.

Article 11 Effectiveness and Miscellaneous

1. This Contract shall become effective as of the date when it is duly signed and sealed by the legal representatives or authorized representatives of both parties.

2. The supplementary contracts and documents concluded in connection with this Contract shall be made a valid part of this Contract. This Contract may be modified, amended or supplemented with the mutual consent of both parties. Any and all modifications, amendments or supplements to this Contract shall be made in a writing executed by both parties and form an integral part of this Contract.

3. This Contract is in four originals in Chinese, one original for each party hereto and two originals to be submitted to relevant real estate administrations for the record.

IN WITNESS WHEREOF, both parties have caused this Contract to be executed by their authorized representatives at the place and on the date as first above written.

(No text below)

Signature page

Party A: Penglai Nuokang Pharmceutical Co., Ltd.

Authorized representative: /s/ Xue Baizhong

Party B: Shandong Penglai Pharmaceutical Plant

Authorized representative: /s/ Hou Zhongyi

Annex 1

According to the “Asset Appraisal Report of Penglai Nuokang Pharmaceutical Co., Ltd.” (ZhongLiDeKuaiPingZiZi (2006) No.54) issued by Shandong Zhonglide Certified Public Accountants Co., Ltd. on July 21, 2006, it is determined that the appraised value of this land use right is RMB 6,764,835.71.

Refer to the copy of land use right certificate for the other description of this land use right.